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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


                   Date of Report (Date of earliest event
                        reported):  August 16, 1995

                       STANDARD BRANDS PAINT COMPANY
           (Exact name of registrant as specified in its charter)


                                  DELAWARE
               (State or other jurisdiction of incorporation)



                     1-4505                           95-6029682
           (Commission file number)                (I.R.S. employer
                                                identification number)



     4300 West 190th Street, Torrance, CA             90509-2956
             (Address of principal                    (Zip Code)
              executive offices)


                (310) 214-2411
        (Registrant's telephone number
             including area code)

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Item 5.     Other Events.

            At the annual stockholders meeting of Standard Brands Paint Company (the "Company"), held on August 16, 1995, the nine nominees for director, who had been proposed in the Company's proxy statement, were all elected to one year terms, and the stockholders also ratified the appointment of Price Waterhouse LLP as the Company's independent auditors for the current fiscal year.

            At a meeting of the board of directors held immediately after the stockholders meeting, Arthur W. Broslat was elected Chairman of the Board and Chief Executive Officer of the Company, and Deborah Hicks Midanek was elected Vice Chair of the Board. Mr. Broslat is the President of Corimon, S.A.C.A. ("Corimon"), which owns beneficially approximately 55% of the Company's common stock. Ms. Midanek is one of the Company's independent directors.

            However, effective August 16, 1995, Juan J. Gramage resigned as General Manager, President and Chief Operating Officer and Director of the Company. Mr. Gramage continues to be employed by Dakota Services, another Corimon subsidiary in the United States. Also, in July 1995, Thomas A. White advised the Company that he would be resigning as a Director of the Company in order to become Vice President of Manufacturing for Valspar Corporation. Both Mr. Gramage and Mr. White had been representatives of Corimon on the Company's board of directors. Neither Mr. Gramage nor Mr. White expressed any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

            At the suggestion of Corimon, at the same board meeting, the board of directors elected Mr. Jorge Sans, who is a Vice President of Corimon, to be an additional director of the Company. The board of directors therefore currently consists of eight members, four of whom represent Corimon and four of whom are independent directors. In addition to Mr. Broslat, Mr. Sans and Ms. Midanek, the directors include Gustavo Jose Blanco Uribe and Roland F. Breault (representing Corimon) and Richard
L. Boje, Robert N. Dangremond and William E. Yingling (independent directors).

            Jorge Sans, age 37, is Vice President of Latin American Retail Operations of Corimon, S.A.C.A. and a member of its Executive Committee. He joined Corimon in January 1993 and previously worked 10 years in the consumers image division of Kodak in Venezuela and 2 years as General Manager of Uni Photo, a chain of 60 photographic stores. At

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Corimon, he started as General Manager of Wantzelius, retail paint stores.
He currently is responsible for the retail operations in the Latin American countries where Corimon operates, including Venezuela, Colombia, Mexico and Argentina.

            Although Corimon has the power to designate seven of ten directors of the Company (if the Company were to have its full complement of directors), Corimon has not exercised that power in full, but may do so in the future.

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                                 SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  August 23, 1995

                              STANDARD BRANDS PAINT COMPANY
                              (Registrant)


                              By:    /s/ EDWARD A. DRURY
                              Name:  Edward A. Drury
                              Title:  Vice President and
                                      Corporate Secretary